EXHIBIT 32

CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter H. Woodward, Chief Executive Officer, President and Chief Financial Officer of Cartesian, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 4, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2015

By:	/s/ PETER H. WOODWARD
CHIEF EXECUTIVE OFFICER, PRESIDENT, AND CHIEF FINANCIAL OFFICER